EXECUTION COPY



                        AMENDED AND RESTATED 364-DAY COMPETITIVE
                  ADVANCE, REVOLVING CREDIT AND GUARANTY AGREEMENT dated as of October 21, 1999 (the "1999 Amendment and Restatement"), among DENTSPLY INTERNATIONAL INC., a Delaware corporation (the "Borrower"), the Guarantors named herein, the banks named herein (individually a "Bank" and collectively the "Banks"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and ABN AMRO BANK N.V., as documentation agent for the Banks (in such capacity, the "Documentation Agent").

            WHEREAS, on October 23, 1997, the Borrower, the Guarantors, The Chase Manhattan Bank, as administrative agent, certain of the Banks and ABN AMRO Bank N.V., as documentation agent, entered into a 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement (as previously amended, the "Credit Agreement") pursuant to which the Banks agreed to make available to the Borrower Loans in an aggregate principal amount not to exceed $125,000,000 at any time outstanding;

            WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth herein and to restate the Credit Agreement in its entirety giving effect to such amendment; and

            WHEREAS, the Borrower, the Guarantors and the Banks have agreed to amend and restate, on the terms and subject to the conditions set forth herein, the Credit Agreement, to provide for the foregoing.

            NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantors, the Banks, the Administrative Agent and the Documentation Agent hereby agree as follows:

            SECTION 1. All capitalized terms which are defined in the Credit Agreement and not otherwise defined herein or in the recitals hereto shall have the same meanings herein as in the Credit Agreement.

            SECTION 2. All references to Section numbers in this 1999 Amendment and Restatement shall, except as the context requires, be references to the corresponding Sections of the Credit Agreement.

            SECTION 3. On and after the 1999 Restatement Effective Date (as hereinafter defined), each reference in the Credit Agreement to "this Agreement", "hereunder", "herein", or words of like import shall mean and be a reference to the Credit Agreement, as amended and restated hereby.

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
            SECTION 4. The Credit Agreement is hereby amended by deleting the heading in its entirety and substituting in lieu thereof the following:

                  AMENDED AND RESTATED 364-DAY COMPETITIVE ADVANCE,
            REVOLVING CREDIT AND GUARANTY AGREEMENT dated as of October 21, 1999, among DENTSPLY INTERNATIONAL INC., a Delaware corporation (the "Borrower"), the guarantors named herein (the "Guarantors"), the banks named herein (individually a "Bank" and collectively the "Banks"), THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity, the "Administrative Agent") and ABN AMRO BANK N.V., as documentation agent for the Banks (in such capacity, the "Documentation Agent").

            SECTION 5.  The fourth sentence of the introductory
statement of the Credit Agreement is hereby amended by deleting such sentence in its entirety and substituting therefor the following sentence:

                  The proceeds of all such borrowings are to be used for working capital and general corporate purposes, including acquisitions in the health care products industry.

            SECTION 6.  Article 1 of the Credit Agreement is hereby
amended by:

            (a) Deleting the definition of "Applicable Percentage" in its entirety and substituting in lieu thereof the following:

                  "Applicable Percentage" shall mean .3200% per annum.

            (b) Adding in the appropriate alphabetical order the definition of "CP Rating" which shall read in its entirety as follows:

                  "CP Rating" shall mean the ratings of S&P and Moody's, respectively, applicable to commercial paper (with an original maturity not exceeding one year) of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

            (c) Adding in the appropriate alphabetical order the definition of "Index Debt" which shall read in its entirety as follows:

                  "Index Debt" shall mean senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

            (d) Adding in the appropriate alphabetical order the definition of "Moody's" which shall read in its entirety as follows:

                  "Moody's" shall mean Moody's Investors Services, Inc.

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
            (e) Adding in the appropriate alphabetical order the definition of "S&P" which shall read in its entirety as follows:

                  "S&P" shall mean Standard & Poor's.

            (f) Deleting the reference to "October 22, 1998" in the definition of "Termination Date" and substituting in lieu thereof
"October 19, 2000".

            (g) Deleting the definition of "Term-Out Applicable
Percentage" in its entirety and substituting in lieu therefor the following:

                  "Term-Out Applicable Percentage" shall mean on any date, with respect to (a) the Facility Fee, (b) any Loans comprising any LIBOR Revolving Credit Borrowing or (c) the
      Utilization Fee, the applicable percentage set forth in the table below based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Index Debt:



      -------------------------------------------------------------------


       Ratings Applicable to      Applicable    Applicable   Applicable
             Index Debt           Percentage    Percentage   Percentage
           (S&P/Moody's)         Facility Fee      LIBOR    Utilization
                                                 Borrowing      Fee
      -------------------------------------------------------------------
      -------------------------------------------------------------------

      Category 1                          .070%       .280%        .100%
      A/A2 or higher
      -------------------------------------------------------------------
      -------------------------------------------------------------------

      Category 2                          .080%       .320%        .100%
      A-/A3
      -------------------------------------------------------------------
      -------------------------------------------------------------------

      Category 3                          .100%       .525%        .125%
      BBB+/Baa1
      -------------------------------------------------------------------
      -------------------------------------------------------------------

      Category 4                          .125%       .625%        .250%
      BBB/Baa2
      -------------------------------------------------------------------
      -------------------------------------------------------------------

      Category 5                          .150%       .850%        .250%
      lower than or equal to
      BBB-/Baa3
      -------------------------------------------------------------------

                  For purposes of the foregoing, (i) if either S&P or
                                                 Moody's shall not have
                                                 in effect a rating for
                                                 the Index Debt, then
                                                 the Term-Out
                                                 Applicable Percentage
                                                 shall be based on the
                                                 other rating agency's
                                                 rating; (ii) if both
                                                 S&P and Moody's shall
                                                 not have in

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                                                 effect a
                                                 rating for the Index
                                                 Debt (other than by
                                                 reason of the
                                                 circumstances referred
                                                 to in the last
                                                 sentence of this
                                                 definition) and (I)
                                                 the CP Rating is A2/P2
                                                 or higher, then the
                                                 Term-Out Applicable
                                                 Percentage shall be
                                                 based on the lower of
                                                 Category 3 and the
                                                 Category corresponding
                                                 to the rating for
                                                 Index Debt most
                                                 recently available,
                                                 (II) the CP Rating is
                                                 A3/P3, then the
                                                 Term-Out Applicable
                                                 Percentage shall be
                                                 based on Category 5
                                                 or  (III) if (x) S&P
                                                 has a CP Rating of B
                                                 or below, (y) Moody's
                                                 has a CP Rating of Not
                                                 Prime, or (z) either
                                                 S&P or Moody's shall
                                                 not have in effect a
                                                 CP Rating, then the
                                                 Term-Out Applicable
                                                 Percentage shall be
                                                 based on Category 5;
                                                 (iii) if the ratings
                                                 established by S&P and
                                                 Moody's for the Index
                                                 Debt shall fall within
                                                 different Categories,
                                                 then (A) if both such
                                                 ratings fall within
                                                 adjacent Categories,
                                                 the Term-Out
                                                 Applicable Percentage
                                                 shall be based on the
                                                 higher of the two
                                                 ratings and (B) if
                                                 both such ratings fall
                                                 within non-adjacent
                                                 Categories, the
                                                 Term-Out Applicable
                                                 Percentage shall be
                                                 based on the Category
                                                 immediately above the
                                                 lower of the two
                                                 ratings; and (iv) if
                                                 the ratings
                                                 established by S&P and
                                                 Moody's for the Index
                                                 Debt shall be changed
                                                 (other than as a
                                                 result of a

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
                                                 change in
                                                 the rating system of
                                                 S&P or Moody's), such
                                                 change shall be
                                                 effective as of the
                                                 date on which it is
                                                 first announced by the
                                                 applicable rating
                                                 agency.  Each change
                                                 in the Term-Out
                                                 Applicable Percentage
                                                 shall apply during the
                                                 period commencing on
                                                 the effective date of
                                                 such change and ending
                                                 on the date
                                                 immediately preceding
                                                 the effective date of
                                                 the next such change.
                                                 If the rating system
                                                 of S&P or Moody's
                                                 shall change, or if
                                                 either such rating
                                                 agency shall cease to
                                                 be in the business of
                                                 rating corporate debt
                                                 obligations, the
                                                 Borrower and the Banks
                                                 shall negotiate in
                                                 good faith to amend
                                                 this definition to
                                                 reflect such changed
                                                 rating system or the
                                                 unavailability of
                                                 ratings from such
                                                 rating agency and,
                                                 pending the
                                                 effectiveness of any
                                                 such amendment, the
                                                 Term-Out Applicable
                                                 Percentage shall be
                                                 determined by
                                                 reference to the
                                                 rating most recently
                                                 in effect prior to
                                                 such change or
                                                 cessation.  For
                                                 purposes of this
                                                 definition, a
                                                 reference to the
                                                 "lower" of two
                                                 Categories shall mean
                                                 the Category
                                                 designated by the
                                                 highest integer
                                                 (Category 5 being the
                                                 lowest Category).

             (h) Adding in the appropriate alphabetical order the definition of "Utilization Fee" which shall read in its entirety as follows:

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
                   "Utilization Fee" shall have the meaning assigned to such term in Section 2.07(b).

             SECTION 7. Article 2 of the Credit Agreement is hereby amended as follows:

             (a) Section 2.07(c) shall become Section 2.07(d).

             (b) Section 2.07(b) shall become Section 2.07(c) and the reference therein to "September 17, 1997" is deleted and substituted in lieu thereof shall be a reference to "September 28, 1999".

             (c) A new Section 2.07(b) shall be inserted after Section 2.07(a) and shall read as follows:

                   (b) The Borrower agrees to pay to each Bank, through the Administrative Agent, on each March 31, June 30, September 30 and December 31 and on the Maturity Date or any earlier date on which the Commitment of such Bank shall have terminated and the outstanding Loans of such Bank have been repaid in full, a utilization fee (a "Utilization Fee") at a rate per annum equal to (i) from the date hereof through the Termination Date, .100% on the aggregate amount of each Bank's outstanding Loans for each day on which the outstanding principal amount of Loans shall be greater than 33.33% of the total Commitments and (ii) thereafter, the Term-Out Applicable Percentage from time to time in effect (as determined in accordance with Section 2.09(e)) on the aggregate amount of each Bank's outstanding Loans. All Utilization Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

             (d) The text of Section 2.09(e) is deleted in its entirety substituting in lieu thereof the following:

                   The Term-Out Applicable Percentage shall be determined based upon the ratings by S&P or Moody's, or both, applicable to the Index Debt.

            (e) The proviso at the end of the third sentence in
Section 2.12(d) stating "; provided, however, that no Bank may agree to increase its Commitment hereunder unless it shall have agreed to ratably increase its Commitment under the Facility B Credit Agreement (if the Facility B Credit Agreement is then in effect)" is deleted in its entirety.

             (f) A new Section 2.12(f) shall be inserted after Section 2.12(e) and shall read as follows:

                   (f) Notwithstanding the provisions of Section
       2.12(d), during the period of October 21, 1999 to December 21,
       1999, the Borrower may, by written
       notice to the Administrative Agent, executed by the Borrower and one or more banks or other financial institution (any such bank or other financial institution referred to in this clause (e) being called a "Prospective Bank"), which may include any Bank, cause the Commitments of the Prospective Banks to be increased (or cause Commitments to be extended by the Prospective Banks, as the case may be) in an amount for each Prospective Bank set forth in such notice, provided, however, that
       (a) the Total Commitment after giving effect to such increase plus the aggregate amount of the commitments of the Banks to make loans under the Facility B Credit Agreement (after giving effect to any outstanding requests by the Borrower to increase such commitments) shall in no event exceed $350,000,000, (b) the Total Commitment shall in no event exceed $125,000,000, (c) each Prospective Bank, if not already a Bank hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and (d) each Prospective Bank, if not already a Bank hereunder, shall become a party to this Agreement on such date or dates as may be mutually satisfactory to such Prospective Bank, the Borrower and the Administrative Agent, subject to the Administrative Agent's receipt of a duly completed and executed Accession Agreement in the form of Exhibit F hereto. Increases and new Commitments created pursuant to this clause (e) shall become effective
       (A) in the case of Prospective Banks already parties hereunder, on the date specified in the notice delivered pursuant to this paragraph and (B) in the case of Prospective Banks not already parties hereunder, on the effective date of the Accession Agreement. Upon the effectiveness of any Accession Agreement to which any Prospective Bank is a party, (i) such Prospective Bank shall thereafter be deemed to be a party to this Agreement and shall be entitled to all rights, benefits and privileges accorded a Bank hereunder and subject to all obligations of a Bank hereunder and (ii) Schedule 2.01 shall be deemed to have been amended to reflect the Commitment of the additional Bank as provided in such Accession Agreement. Upon the effectiveness of any increase in the Commitment pursuant to this paragraph of a Bank already a party hereunder, Schedule 2.01 shall be deemed to have been amended to reflect the increased Commitment of such Bank. Notwithstanding the foregoing, no increase in the Total Commitment (or in the Commitment of any Bank) shall become effective under this paragraph unless, on the date of such increase, the conditions set forth in paragraphs (b) and (c) of Section
       4.01 shall be satisfied (with all references in such paragraphs to a Borrowing being deemed to be references to such increase) and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower. Following any increase of a Bank's Commitment or any extension of a new Commitment pursuant to this paragraph, any Revolving Credit Loans outstanding prior to the effectiveness of such increase or extension shall continue outstanding until the ends of the respective interests periods applicable thereto, and shall then be repaid or refinanced with new Revolving Credit Loans made pursuant to Sections 2.01 and 2.05.

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
             (f)  A new Section 2.23 (i) shall be inserted after
Section 2.23(h) and shall read as follows:

                   (i) Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this paragraph, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institution providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans (A) to any rating agency, commercial paper dealer or provider of any surety undertaking, guarantee or credit or liquidity enhancement to such SPC that, in each case shall have been advised of the confidentiality of such information and the restrictions contained in Section 10.11 on its disclosure to third parties, or (B) to other Persons as provided, and subject to the limitations set forth, in Section
       10.11.  The SPC shall be entitled to the benefits of Sections
       2.15 and 2.22 to the same extent, and subject to the same limitations, as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this Section. This paragraph may not be amended without the written consent of any SPC which shall have made a Loan hereunder for as long as such Loan shall be outstanding.

             SECTION 8. Article 3 of the Credit Agreement is hereby amended as follows:

             (a) Each of Sections 3.05(a) and 3.06 of the Credit
Agreement is amended by deleting each reference therein to (i) "1996" and substituting in lieu thereof a reference to "1998" and (ii) "1997" and substituting in lieu thereof a reference to "1999".

             (b) A new Section 3.20 shall be inserted after Section
3.19 and shall read as follows:

                  SECTION 3.20.  Year 2000.  Any reprogramming
       required to permit the proper functioning, in and following the year 2000, of (i) the material computer systems of the Borrower and the Subsidiaries and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or such Subsidiary's systems interface) that is material to the business of the Borrower and the Subsidiaries, taken as a whole, and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to the Borrower and each of its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and each of the Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not, in the aggregate, result in an Event of Default or a material adverse change in the business, assets, condition (financial or otherwise) or results of operations of the Borrower and the Subsidiaries taken as a whole. The computer and management information systems of the Borrower and each of the Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and each of the Subsidiaries to conduct its business without the occurrence of any such material adverse change.

             SECTION 9. Article 4 of the Credit Agreement is hereby amended as follows:

             (a) Section 4.01 (e) shall become Section 4.01 (f).

             (b) A new Section 4.01 (e) shall be inserted after Section
4.01 (d) and shall read as follows:

                   (e) Corporate Documents. The Administrative Agent shall have received a certificate of the Secretary of each of the Borrower and each Guarantor, each dated as of or before the date of the proposed borrowing certifying as to attached resolutions of the Board of Directors of the Borrower and the Guarantors approving and authorizing the transactions contemplated under, and the performance by the Borrower and the Guarantors of, this 1999

       Amendment and Restatement and ratifying
       the execution and delivery of this 1999 Amendment and Restatement.

             SECTION 10. Schedule 2.01 ("Commitments") to the Credit Agreement shall be deleted in its entirety, and Schedule 2.01, attached hereto, shall be substituted in lieu thereof as Schedule 2.01 to the Credit Agreement, to the effect that the aggregate Commitments of the Banks under the Credit Agreement, as amended hereby, shall be equal to $125,000,000, and the Commitment of each Bank after the effectiveness of this 1999 Amendment and Restatement shall be the amount set forth beside such Bank's name on such Schedule 2.01 to the Credit Agreement, as amended hereby, as such amount may be adjusted from time to time pursuant to the terms of the Credit Agreement.

             SECTION 11.  A new Exhibit F ("Form of Accession
Agreement") to the Credit Agreement is hereby attached to the Credit Agreement, and shall consist of Exhibit F attached hereto.

             SECTION 12. By its execution and delivery hereof, the Borrower and the Guarantors represent and warrant:
             (a) Before and after giving effect to the amendments provided for herein, (i) the representations and warranties contained in Article III of the Credit Agreement, as amended by this 1999 Amendment and Restatement, are true and correct on and as of the date hereof and the 1999 Restatement Effective Date as though made by the Borrower and the Guarantors on and as of each such date, and (ii) no Event of Default (or event that with the passage of time or notice or both would become an Event of Default) has occurred and is continuing or would result from the execution and delivery of this 1999 Amendment and Restatement; and

             (b) the Borrower and the Guarantors have all requisite corporate power and authority to execute, deliver and perform this 1999 Amendment and Restatement; this 1999 Amendment and Restatement has been authorized by proper corporate proceedings and constitutes the legal, valid and binding obligation of the Borrower and the Guarantors enforceable in accordance with its terms.

             SECTION 13. This 1999 Amendment and Restatement shall become effective as of October 21, 1999 (the "1999 Restatement
Effective Date"); provided, that, (a) the Administrative Agent shall have received by such date:

             (i) counterparts of this 1999 Amendment and Restatement duly and validly executed by the Borrower and the Required Banks;

             (ii) an Officer's Certificate in form and substance satisfactory to the Administrative Agent and counsel to the Administrative Agent (certifying as to attached resolutions of the Board of Directors of the Borrower and the Guarantors approving and authorizing the transactions contemplated under this 1999

       Amendment and Restatement and the execution, delivery and performance by the Borrower and the Guarantors of this 1999 Amendment and Restatement);

             (iii) an opinion of Borrower's counsel in form and substance reasonably satisfactory to the Administrative Agent and counsel to the Administrative Agent;

                   (iv) such other evidence of the corporate power and authority of the Borrower and the Guarantors to execute, deliver and perform this 1999 Amendment and Restatement as the Administrative Agent may reasonably request; and

                   (v) all Facility Fees and interest accrued under the Credit Agreement prior to the 1999 Restatement Effective Date; and

             (b) all Loans outstanding under the Credit Agreement prior to the effectiveness of this 1999 Amendment and Restatement shall have been repaid, together with accrued interest.

             SECTION 14. On the 1999 Restatement Effective Date, the Credit Agreement, as amended hereby, shall be deemed incorporated herein by reference and restated in its entirety.

            SECTION 15. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this 1999 Amendment and Restatement (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

             SECTION 16. THIS 1999 AMENDMENT AND RESTATEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON THE BORROWER, THE ADMINISTRATIVE AGENT AND THE BANKS AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

             SECTION 17. This 1999 Amendment and Restatement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this 1999 Amendment and Restatement by telecopy shall be as effective as delivery of a manually executed counterpart of this 1999 Amendment and Restatement.

                   IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this 1999 Amendment and Restatement as of the day and year first above written.


                              DENTSPLY INTERNATIONAL INC.,


                                by____________________________

                                  Name:
                                  Title:


                                by____________________________

                                  Name:
                                  Title:


                              CERAMCO INC.,


                                by____________________________

                                  Name:
                                  Title:


                              CERAMCO MANUFACTURING CO.,


                                by____________________________

                                  Name:
                                  Title:


                              EUREKA X-RAY TUBE CORP.,


                                by____________________________

                                  Name:
                                  Title:

                              MIDWEST DENTAL PRODUCTS
                              CORPORATION,


                                 by____________________________

                                  Name:
                                  Title:


                              NEW IMAGE INDUSTRIES, INC.,


                                 by____________________________

                                  Name:
                                  Title:


                              RANSOM & RANDOLPH COMPANY,


                                 by____________________________

                                  Name:
                                  Title:


                              TULSA DENTAL PRODUCTS INC.,


                                 by____________________________

                                  Name:
                                  Title:


                              DENTSPLY RESEARCH & DEVELOPMENT
                              CORP.,


                                 by____________________________

                                  Name:
                                  Title:

                              THE CHASE MANHATTAN BANK,
                              individually and as
                              Administrative Agent,


                                 by____________________________

                                  Name:
                                  Title:
                                  Address:  270 Park Avenue,
                                            48th Floor
                                            New York, NY 10017

                              Telecopier No.: 212-270-3279


                              ABN AMRO BANK N.V., individually
                              and as Documentation Agent,


                                 by____________________________

                                  Name:
                                  Title:


                                 by____________________________

                                  Name:
                                  Title:

                                  Address:  One PPG Place,
                                  Suite 2950
                                  Pittsburgh, PA 15222

                              Telecopier No.: 412-566-2266

                              MELLON BANK, N.A.,


                                 by____________________________

                                  Name:
                                  Title:

                                  Address:  1735 Market St.,
                                  7th Floor
                                  Philadelphia, PA 19103

                              Telecopier No.: 215-553-4899


                              ALLFIRST BANK,


                                 by____________________________

                                  Name:
                                  Title:

                                  Address:  96 S. George St.
                                  Box 1867
                                  York, PA 17405

                              Telecopier: 717-771-4914


                              HARRIS TRUST AND SAVINGS BANK,


                                 by____________________________

                                  Name:
                                  Title:

                                  Address:  111 West Monroe-10W
                                  Chicago, IL 60690

                              Telecopier No.: 312-461-5225

                              FIRST UNION,


                                 by____________________________

                                  Name:
                                  Title:

                                  Address:  600 Penn St.
                                  Redding, PA 19603

                              Telecopier No.: 610-655-1514


                              BANK OF TOKYO-MITSUBISHI
                              TRUST COMPANY,


                                 by____________________________

                                  Name:
                                  Title:

                                  Address:  1251 Avenue of the Americas
                                  New York, NY 10020

                              Telecopier No.: 212-782-6440


                              HSBC BANK, USA,


                                 by____________________________

                                  Name:
                                  Title:

                                  Address:  140 Broadway, 4th Floor
                                  New York, NY 10005-1196

                              Telecopier No.: 212-658-5109

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
                              WACHOVIA BANK, N.A.,


                                 by____________________________

                                  Name:
                                  Title:

                                  Address:  191 Peachtreet St., NE
                                  Atlanta, GA 30303

                              Telecopier No.: 404-332-6898

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

                              Schedule 2.01

                               Commitments

                               Facility A


----------------------------------------------------------------------



Name                                              Commitment Amount
----------------------------------------------------------------------
----------------------------------------------------------------------

The Chase Manhattan Bank                           $ 18,800,000
----------------------------------------------------------------------
----------------------------------------------------------------------

ABN AMRO Bank N.V.                                 $ 16,600,000
----------------------------------------------------------------------
----------------------------------------------------------------------

Mellon Bank N.A.                                   $ 14,600,000
----------------------------------------------------------------------
----------------------------------------------------------------------

Allfirst Bank                                      $ 14,600,000
----------------------------------------------------------------------
----------------------------------------------------------------------

Harris Trust and Savings Bank                      $ 14,600,000
----------------------------------------------------------------------
----------------------------------------------------------------------

First Union                                        $ 12,500,000
----------------------------------------------------------------------
----------------------------------------------------------------------

Bank of Tokyo-Mitsubishi Trust Company             $ 12,500,000
----------------------------------------------------------------------
----------------------------------------------------------------------

HSBC Bank, USA                                     $ 10,400,000
----------------------------------------------------------------------
----------------------------------------------------------------------

Wachovia Bank, N.A.                                $ 10,400,000
----------------------------------------------------------------------
----------------------------------------------------------------------


            TOTAL                                  $ 125,000,000
----------------------------------------------------------------------

                                                               Exhibit F



                               [Form of]

                          ACCESSION AGREEMENT


                  AGREEMENT dated as of           , among [NAME OF
            ACCEDING BANK] (the "Acceding Bank"), DENTSPLY INTERNATIONAL INC., a Delaware corporation (the "Borrower"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent (the "Administrative Agent") for the Banks (as defined in the Credit Agreement referred to below).


      A. Reference is made to the Amended and Restated 364-Day Competitive Advance, Revolving Credit and Guaranty Agreement dated as of October 21, 1999, (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, the guarantors named therein, the banks named therein (individually a "Bank" and collectively the "Banks"), the Administrative Agent and ABN AMRO BANK N.V., as Documentation Agent.

      B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      C. The Borrower has invited, and the Acceding Bank desires, to become a party to the Credit Agreement and to assume the obligations of a Bank thereunder. The Acceding Bank is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Bank thereunder.

      Accordingly, the Acceding Bank, the Borrower and the Administrative Agent agree as follows:

      SECTION 1. Accession to the Credit Agreement. (a) The Acceding Bank, as of the Effective Date, hereby accedes to the Credit Agreement and shall thereafter have the rights and obligations of a Bank thereunder with the same force and effect as if originally named therein as a Bank.

      (b) The Commitment of the Acceding Bank shall equal the amount set forth opposite its signature hereto.

     SECTION 2.  Representations and Warranties, Agreements of
Acceding Bank, etc. The Acceding Bank (a) represents and warrants that it is legally authorized to enter into this Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to
Section 5.05 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this

Agreement; (c) confirms that it will independently and without reliance upon the Administrative Agent or any Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;
(d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform, in accordance with the terms of the Credit Agreement, all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.

      SECTION 3.  Effectiveness.  (a) This Agreement shall become
effective on            (the "Effective Date"), subject to the
Administrative Agent's receipt of (i) counterparts of this Agreement duly executed on behalf of the Acceding Bank and the Borrower and
(ii) if the Acceding Bank is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.22(a) of the Credit Agreement duly completed and executed by the Acceding Bank.

      (b) Upon the effectiveness of this Agreement, the Administrative Agent shall (i) record the information contained herein in the Register and (ii) give prompt notice thereof to the Banks.

      SECTION 4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

      SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      SECTION 6. Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to the Acceding Bank shall be given to it at the address set forth under its signature hereto, which information, together with the amount of the Acceding Bank's Commitment, supplements Schedule 2.01 to the Credit Agreement.

     IN WITNESS WHEREOF, the Acceding Bank, the Borrower and the
Administrative Agent have duly executed this Agreement as of the day and year first above written.


Commitment                          [NAME OF ACCEDING BANK],
$
                                      by______________________________


                                          Name:
                                          Title:
                                          Address:



                                    DENTSPLY INTERNATIONAL INC.,

                                      by______________________________


                                          Name:
                                          Title:



                                    THE CHASE MANHATTAN BANK, as
                                    Administrative Agent,

                                      by______________________________


                                         Name:
                                         Title: